DEED OF GUARANTEE FOR OVERALL LIMIT

THIS DEED OF GUARANTEE made the 26th day of June 2008 by Surendra Ajjarapu residing at 8-93 Indian Airlines Colony (hereinafter unless otherwise specifically designated referred to as “the Guarantors” which expression shall unless repugnant to the context or meaning thereof be deemed to include their respective heirs, executors, administrators and legal representatives) in favour of STATE BANK OF INDIA a Corporation constituted by the State Bank of India Act, 1955 and having one of its local head office at Hyderabad and among other places a branch at mclau: 3/6/2811 A/1, 18th Floor, Hyderabad Main Road, Hyderabad (hereinafter unless otherwise specifically designated referred to as “the Bank” which expression shall unless repugnant to the context or meaning thereof be deemed to include its successors and assigns).

WHEREAS in terms of an Agreement of Loan executed by Universal Biofuels Pvt limited, a company within the meaning of the Companies Act, 1956, and having its registered office at (hereinafter referred to as “the Borrower” which express shall unless repugnant to the context or meaning thereof be deemed to include its successors and permitted assigns) with the Bank of the Other Part on the 26h day of June 2008 as modified and/or extended by Supplemental Agreement dated the _____ day of __________ 20__ executed between the Borrower and the Bank (hereinafter collectively referred to as “the said agreement of Loan”) the Bank has agreed to finance the business of the Borrower by granting all or some or any of the credit facilities or the Bank has agreed to continue the credit facilities now being enjoyed by the Borrower and the Bank has also agreed not to sue the Borrower in respect of all or some or any of the credit facilities either in Indian or foreign currencies by way of overdrafts demand loans, loans, cash credits (by way of pledge lock and key type, factory type or mundy type or by way of hypothecation or in any other form including working capital term loan), term loans (including funding of interest or in any other form granted as part of rehabilitation packages), pre-shipment and post-shipment credits, opening of letters of credits, issuing of guarantee including deferred payment guarantees and indemnities negotiations and discounting of demand and/or usuance bills and cheques inland as well as foreign and such other facilities as may be agreed upon from time to time between the Bank and Borrower for sums not exceeding in the aggregate the sum of Rs 2500 lacs (hereinafter referred to as “the aforesaid credit facilities) on the terms and conditions specified and contained therein.

AND WHEREAS one of the conditions specified and contained in the said Agreement of Loan is that the Borrower shall procure and furnish to the Bank a guarantee guaranteeing due payment by the Borrower of the said sum of Rs. 2500 lacs (hereinafter for the sake of brevity referred to as “the principal sum”) together with interest costs, charges, expenses and/or other monies due to the Bank in respect of or under the aforesaid credit facilities or any of them on demand by the Bank.

AND WHEREAS the Guarantees at the request of the Borrower and in consideration of the Bank having agreed to grant or granted at the request of the Guarantors of the aforesaid credit facilities to the Borrower have agreed to execute this Guarantee in favour of the Bank on the terms and in the manner hereinafter appearing.

NOW THIS INDENTURE WITNESSETH that in consideration of the above premises it is hereby covenanted and agreed (the Guarantors covenanting and agreeing jointly and severally) as follows:

1. If a any time default shall be made by the Borrower in payment of the principal sum (not exceeding Rs. 2500 lacs together with interest, costs, charges, expenses and/or other monies for the time being due to the Bank in respect of or under the aforesaid credit facilities or any of them the Guarantors shall forthwith on demand pay to the Bank the whole of such principal sum (not exceeding Rs. 2500 (not exceeding Rs 2500 lacs)together with interest, costs, charges, expenses and/or any other monies as maybe then due to the Bank in respect o the aforesaid credit facilities and shall indemnify and keep indemnified the Bank against all losses of the said principal sum, interest or other monies due and all costs, charges and expenses whatsoever which the Bank ma incur by reason of any default on the part of the Borrower.

2. The Guarantors agree and confirm that interest shall be charged on the outstandings in the account(s) opened in respect of the aforesaid credit facilities at such rate(s) as may be determined by the Bank from time to time and in such rate is linked to the State Bank Advance Rate obtaining at the particular time, any revision in the Sate Bank Advance Rate shall correspondingly change the effective rate of interest on such account from the date of such revision. Interest shall be calculated respectively on the daily balance of such account(s) and be debited thereto on the last working day of the month or quarter according to the practice of the Bank. The Bank shall also be entitled to charge as its own discretion such enhanced rates of interest on the account(s) either on the entire outstanding or on a potion thereof as it may fix for any irregularity and for such period as the irregularity continues or for such time as the Bank deems it necessary regard being had to the nature of the irregularity and the charging of such enhanced rate of interest shall be without prejudice to the Bank’s other rights and remedies.

3. The Bank shall have the fullest liberty without affecting this Guarantee to vary the amounts of the individual limits of the aforesaid credit facilities as may be agreed upon from time to time between the Bank and the Borrower subject to the aggregate thereof not exceeding the principle sum and /or to postpone for any time or from time to time enforce or forbear any remedies of securities available to the bank to time enforce or forbear to enforce any remedies of securities available to the Bank of its liberty with reference to the matters aforesaid or any of them or by reason of time being given to the Borrower or of any other forbearance, act or omission on the part of the Bank or any other indulgence by the Bank to the Borrower or by any other matters or things whatsoever which under the law relating to sureties would but for this provision have the effect of so releasing the Guarantors.

4. As the aforesaid credit facilities have been further secured by hypothecation and/or pledge of the Borrower’s movable properties and/or mortgage of the Borrower’s immovable properties under separate security documents executed by the Borrower with the Bank which security documents would contain stipulations as to insurance assignment and delivery of Insurance policy to the Bank, the margin or value of properties to be maintained and the periodical furnishing of different statements to the Bank and other matter the Guarantors agree that no failure in requiring or obtaining such security or in the observance or performance of any of the stipulations or terms of the said security documents and no default of the Bank in requiring or enforcing the observance or performance of any of the said stipulations or terms shall have the effect of releasing or discharging or in any manner affecting the liability of the Guarantors under these presents.

5. The Bank shall be at liberty to take, in addition to the subsisting securities any other securities for the aforesaid credit facilities or any of them or any part thereof and to release or forbear to enforce all or any of the remedies upon or under such securities and any collateral security or securities now held by the Bank and that no such release or forbearance as aforesaid shall have the effect of releasing or discharging or in any manner affecting the liability of the Guarantors under the Guarantee and that the Guarantors shall have no right to the benefit of the said security and/or any other security that may be held by the Bank until the claims of the Bank against the Borrower in respect of the aforesaid credit facilities and of all (if any) other claims of the Bank against the Borrowers on any other account whatsoever shall have been fully satisfied and then in so far only as such security shall not have been exhausted for the purpose of realizing the amount of the Bank’s claims and ratably only with other Guarantors or other persons (if any) entitled to the benefit of such securities respectively.

6. The Guarantee herein contained shall be enforceable against the Guarantors notwithstanding the securities aforesaid or any of them or any other collateral securities that the Bank may have obtained or may obtain from the Borrower or any other person shall at the time when proceedings are taken against the Guarantors hereunder be outstanding and/or not enforced and/or remain unrealized.

7. In order to give effect to the Guarantee herein contained the Bank shall be entitled to act as if the Guarantors were principal debtors to the Bank for all payments guaranteed by them as aforesaid to the Bank.

8. The guarantee herein contained is a continuing one for all amounts advanced by the Bank to the Borrower in respect of or under the aforesaid credit facilities and also for all interest, costs and other monies which may from time to time become due and remain unpaid to the Bank thereunder and shall not be determined or in any way be affected by any account or accounts opened or to be opened by the Bank becoming nil or coming into credit at any time or from time to time or by reason of the said account or accounts being closed and fresh account or accounts being opened on respect of fresh facilities being granted within the overall limit sanctioned to the Borrower.

9. Notwithstanding the Bank’s rights under any security which the Bank may have obtained or may obtain the Bank shall have fullest liberty to call upon the Guarantors to pay the principal sum not exceeding Rs. 2500 lacs (rupees Two thousand five hundred lacs only) together with interest as well as the costs (as between advocate and client) charges and expenses, and/or other monies for the time being due to the Bank in respect of or under the above mentioned credit facilities or any of them without requiring the Bank to realize from the Borrower the amount due to the Bank in respect of the above mentioned credit facilities and/or requiring the Bank to enforce any remedies or securities available to the Bank.

10. The Guarantee herein contained shall not be determined or in any way prejudiced by any absorption of or by Bank or by any amalgamation thereof or therewith but shall ensure and be available for and by the absorbing or amalgamated Bank or concern.

11. The Guarantee shall be irrevocable and enforceable against the Guarantors notwithstanding any dispute between the Bank and the Borrower.

12. The Guarantors affirm, confirm and declare that any balance confirmation and/or acknowledgment of debt and/or admission of liability given or promise or part payment made by the Borrower or the authorized agent of the Borrower to the Bank shall be deemed to have been made and/or given by or on behalf of the Guarantors themselves and shall be binding upon each of them.

13. The Guarantors shall forthwith on demand made by the Bank deposit with the Bank such sum or security or further sum or security as the Bank may from time to time specify as security for the due fulfillment of their obligations under this Guarantee and any security deposited with the Bank may be sold by the Bank after giving to the Guarantors a reasonable notice of sales and the said sum or the proceeds of sale of the securities may be appropriated by the Bank in or towards satisfaction of the said obligations and any liability arising out of non-fulfillment thereof by the Guarantors.

14. The Guarantors hereby agree that notwithstanding any variation made in the terms of the said Agreement of Loan and/or any of the said security documents including reallocation/interchange of the individual limits within the principal sum variation in the rate of interest, extension of the date for payment of the installments, if any, or any composition made between the Bank and Borrower to give time to or not to sue the Borrower, or the Bank parting with any of the securities given by the Borrower, the Guarantors shall not be released or discharged of their obligation under this Guarantee provided that in the event of any such variation or composition or agreement the liability of the Guarantors shall not withstanding anything herein contained be deemed to have accrued and the Guarantors shall be deemed to have become liable hereunder on the date or dates on which the Borrower shall become liable to pay the amount/amounts due under the said Agreement of Loan and/or any of the said security documents as a result of such variation or composition or agreement.

15. The Guarantors hereby agree and confirm that the Bank shall be entitled to adjust appropriate or setoff all monies held by the Bank to the credit of or for the benefit of the Guarantors on any account or otherwise howsoever towards the discharge and satisfaction of the liability of the Guarantors under these presents.

16. The Guarantors agree that notwithstanding the Bank for any reason losing and/or parting with any of the securities given by the Borrower, the Guarantors shall not be released or discharged of their obligations under this Guarantee and in the event of the Bank so losing or parting with the security the Guarantors shall be deemed to have consented to or acquiesced in the same.

17. The Guarantors agree that if the Borrower being an individual becomes an insolvent or being a company enters into liquidation or winding up (whether compulsory or voluntary) or if the management of the undertaking of the Borrower is taken over under any law or if the Borrower and/or the undertaking of the Borrower is nationalized under any law or make any arrangement or composition with creditors the Bank may (notwithstanding payment to the Bank by the Guarantors or any other person of the whole or any part of the amount hereby secured) rank as creditor and prove against the estate of the Borrower for the full amount of all the Bank’s claims against the Borrower or agree to and accept any composition in respect thereof and the Bank may receive and retain the whole of the dividends, composition, or other payments thereon to the exclusion of all the rights of the Guarantors in competition with Bank until all the Bank’s claims are fully satisfied and the Guarantors will not be paying off the amounts payable by them or any part thereof or otherwise prove or claim against the estate of the Borrower until the whole of the Bank’s claims against the Borrower have been satisfied and the Bank may enforce and recover payment from the Guarantors of the full amount payable by the Guarantors notwithstanding any such proof or composition as aforesaid. On the happening of any of the aforesaid events, the Guarantors shall forthwith inform the Bank in writing of the same.

18. The Guarantee hereby given is independent and distinct from any security that the Bank has taken or may take in any manner whatsoever whether it be by way of hypothecation, pledge and/or mortgage and/or any other charge over goods movables or other assets and/or any other property movable or immovable and that the Guarantors have not given this Guarantee upon any understanding, faith or belief that the Bank has taken and/or may hereafter take any or other such security and that notwithstanding the provisions of Sections 140 and 141 of the Indian Contract Act, 1872 or other section of that Act or any other law, the Guarantors will not claim to be discharged to any extent because of the Bank’s failure to take any or other such security or in requiring or obtaining any or other such security or losing for any reason whatsoever including reasons attributable to its default and negligence, benefit of any or other such security or any of rights to any or other such security that have been or could have been taken.

19. The Guarantors agree that any admission or acknowledgement in writing signed by the Borrower of the liability or indebtedness of the Borrower or otherwise in relation to the above mentioned credit facilities and or any part payment as may be made by the Borrower towards the principal sum hereby guaranteed or any judgment, aware, or order obtained by the Bank against the Borrower shall be binding on the Guarantors and the Guarantors accept the correctness of any statement of account that may be served on the Borrower which is duly certified by any officer of the Bank and the same shall be binding and conclusive as against the Guarantors also and the Guarantors further agree that in the Borrower making an acknowledgement or making a payment the Borrower shall in addition to his personal capacity be deemed to act as the Guarantors duly authorized agent in that behalf for the purposes of Sections 18 and 19 of the Limitation Act of 1963.

20. The Guarantors agree that amount due under or in respect of the aforesaid credit facilities and hereby guaranteed shall be payable to the Bank on the Bank serving the Guarantors with a notice requiring payment of the amount and such notice shall be deemed to have been served on the Guarantors either by actual delivery thereof to the Guarantors or by dispatch thereof by Registered Post or Certificate of Posting to the Guarantors address herein given or any other address in India to which, the Guarantors may by written intimation give to the Bank or request that communication addressed to the Guarantors be dispatched. Any notice dispatched by the Bank by Registered Post or Certificate of Posting to the address to which it is required to be dispatched under this clause shall be deemed to have been duly served on the Guarantors four days after the date of posting thereof, and shall be sufficient if signed by any officer of the Bank and in proving such service it shall be sufficient if it is established that the envelope containing such notice, communication or demand was properly addressed and put into the post office.

IN WITNESS WHEREOF the Guarantors have executed these presents the day and year first hereinabove written.

Signed, sealed and delivered by:

/s/ Surendra Ajjarapu

Surendra Ajjarapu